Pricing Supplement dated September 25, 2009
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated October 20, 2008)

================================================================================

[RBC LOGO]                               $13,981,000
                               Reverse Convertible Notes, each
                Linked to the Common Stock of a Single Reference Stock Issuer

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus January 5, 2007, the product prospectus supplement dated October 20, 2008 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to thirty-one (31) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes") and some of six months ("Six Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Issue:                        Senior Medium-Term Notes, Series C

Pricing Date:                 September 25, 2009

Issuance Date:                September 30, 2009

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (30/360)

  Coupon Payment Date (s):    The coupon will be paid on the last business day
                              of each month during the term of the note except for the final coupon, which will be paid on the Maturity Date.


Three Month Notes:

            Valuation Date:   December 28, 2009

             Maturity Date:   December 31, 2009


Six Month Notes:

            Valuation Date:   March 26, 2010

             Maturity Date:   March 31, 2010

Reference Stock:

   No.      Principal              Reference Stock                Ticker     Coupon      Strike    Barrier       Term        CUSIP
   ---      ---------              ---------------                ------     ------      ------    -------       ----        -----
             Amount                                                           Rate       Price      Price
             ------                                                           ----       -----      -----
  1571       $550,000                 Alcoa Inc.                    AA       16.50%      $13.08      $9.81      3 month    78008HHL7

  1572        $73,000              Arch Coal, Inc.                  ACI      14.00%      $21.86     $16.40      3 month    78008HHM5

  1573       $146,000               Alcatel-Lucent                  ALU      19.50%       $4.44      $2.89      3 month    78008HHN3

  1574       $258,000        Allegheny Technologies, Inc.           ATI      14.75%      $34.42     $24.09      3 month    78008HHP8

  1575       $638,000         ATP Oil & Gas Corporation            ATPG      34.00%      $17.81     $12.47      3 month    78008HHQ6

  1576       $729,000              Yamana Gold Inc.                 AUY      14.50%      $10.09      $7.57      3 month    78008HHR4

  1577       $219,000          American Express Company             AXP      10.75%      $33.07      $24.8      3 month    78008HHS2

  1578     $1,150,000        Bank of America Corporation            BAC      17.75%      $16.60     $12.45      3 month    78008HHT0

  1579       $229,000         Peabody Energy Corporation            BTU      11.50%      $36.74     $27.56      3 month    78008HHU7

  1580     $1,030,000               Citigroup Inc.                   C       21.50%       $4.38      $2.85      3 month    78008HHV5

  1581       $338,000         Continental Airlines Inc.             CAL      23.75%      $16.81     $10.93      3 month    78008HHW3

  1582       $938,000               DryShips Inc.                  DRYS      30.75%       $6.36      $4.45      3 month    78008HHX1

  1583       $193,000            Elan Corporation plc               ELN      22.00%       $7.26      $5.45      3 month    78008HHY9

  1584       $184,000             Ford Motor Company                 F       15.00%       $7.29      $5.10      3 month    78008HHZ6

  1585       $187,000    Freeport-McMoRan Copper & Gold, Inc.       FCX      14.75%      $66.69     $50.02      3 month    78008HJA9

  1586       $181,000          Frontier Oil Corporation             FTO      14.50%      $13.87     $10.40      3 month    78008HJB7

  1587       $807,000  Hartford Financial Services Group, Inc.      HIG      31.00%      $25.84     $19.38      3 month    78008HJC5

  1588       $458,000        Lincoln National Corporation           LNC      23.75%      $24.11     $16.88      3 month    78008HJD3

  1589       $454,000           Las Vegas Sands Corp.               LVS      30.00%      $17.60     $11.44      3 month    78008HJE1

  1590       $293,000             The Mosaic Company                MOS      12.00%      $49.21     $36.91      3 month    78008HJF8

  1591       $360,000                 Palm, Inc.                   PALM      23.75%      $16.37     $10.64      3 month    78008HJG6

  1592       $601,000         Patterson-UTI Energy Inc.            PTEN      21.25%      $14.16      $9.91      3 month    78008HJH4

  1593       $355,000         Research In Motion Limited           RIMM      11.25%      $68.91     $51.68      3 month    78008HJJ0

  1594       $175,000             Terex Corporation                 TEX      16.50%      $19.74     $13.82      3 month    78008HJK7

  1595       $486,000           Wells Fargo & Company               WFC      10.00%      $28.19     $21.14      3 month    78008HJL5

  1596     $1,397,000      United States Steel Corporation           X       20.00%      $46.63     $32.64      3 month    78008HJM3

  1597       $110,000                Aflac, Inc.                    AFL      13.00%      $40.69     $30.52      6 month    78008HJN1

  1598       $597,000              Caterpillar Inc.                 CAT      13.25%      $51.20     $38.40      6 month    78008HJP6

  1599        $90,000       Chesapeake Energy Corporation           CHK      11.00%      $27.53     $19.27      6 month    78008HJQ4

  1600       $695,000          General Electric Company             GE       11.75%      $16.37     $12.28      6 month    78008HJR2

  1601        $60,000  Hartford Financial Services Group, Inc.      HIG      24.00%      $25.84     $18.09      6 month    78008HJS0

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date as quoted on the principal national securities exchange (or any successor) on which that security is listed for trading, as set forth above.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date as quoted on the principal national securities exchange (or any successor) on which that security is listed for trading.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)   the Final Stock Price is less than the
                                    Initial Stock Price; and

                              (ii)  (a) for notes subject to Intra-Day
                                    Monitoring, at any time during the
                                    Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                    (b) for notes subject to Close of Trading
                                    Day Monitoring, on any day during the
                                    Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            Close of Trading Day

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a Secondary Market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated October
                              20, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated October 20, 2008 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes are not offered or sold and will not be offered or sold in Hong Kong, other than (i) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (ii) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

No advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted top do so under the securities laws of Hong Kong) will be issued other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

The price at which you purchase the Notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the Secondary Market price, if any Secondary Market develops, for the Notes. As a result, you will experience an immediate and substantial decline in the value of your Notes on the Issuance Date.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
RevCon# 1571                              100%                         1.50%                        98.50%
                                      $550,000.00                    $8,250.00                    $541,750.00

RevCon# 1572                              100%                         1.50%                        98.50%
                                       $73,000.00                    $1,095.00                    $71,905.00

RevCon# 1573                              100%                         1.50%                        98.50%
                                      $146,000.00                    $2,190.00                    $143,810.00

RevCon# 1574                              100%                         1.50%                        98.50%
                                      $258,000.00                    $3,870.00                    $254,130.00

RevCon# 1575*                             100%                         1.50%                        98.50%
                                      $638,000.00                    $9,570.00                    $628,430.00

RevCon# 1576                              100%                         1.50%                        98.50%
                                      $729,000.00                    $10,935.00                   $718,065.00

RevCon# 1577                              100%                         1.50%                        98.50%
                                      $219,000.00                    $3,285.00                    $215,715.00

RevCon# 1578                              100%                         1.50%                        98.50%
                                     $1,150,000.00                   $17,250.00                  $1,132,750.00

RevCon# 1579                              100%                         1.50%                        98.50%
                                      $229,000.00                    $3,435.00                    $225,565.00

RevCon# 1580                              100%                         1.50%                        98.50%
                                     $1,030,000.00                   $15,450.00                  $1,014,550.00

RevCon# 1581                              100%                         1.50%                        98.50%
                                      $338,000.00                    $5,070.00                    $332,930.00

RevCon# 1582*                             100%                         1.50%                        98.50%
                                      $938,000.00                    $14,070.00                   $923,930.00

RevCon# 1583                              100%                         1.50%                        98.50%
                                      $193,000.00                    $2,895.00                    $190,105.00

RevCon# 1584                              100%                         1.50%                        98.50%
                                      $184,000.00                    $2,760.00                    $181,240.00

RevCon# 1585                              100%                         1.50%                        98.50%
                                      $187,000.00                    $2,805.00                    $184,195.00

RevCon# 1586                              100%                         1.50%                        98.50%
                                      $181,000.00                    $2,715.00                    $178,285.00

                                      P-4

RevCon# 1587*                             100%                         1.50%                        98.50%
                                      $807,000.00                    $12,105.00                   $794,895.00

RevCon# 1588                              100%                         1.50%                        98.50%
                                      $458,000.00                    $6,870.00                    $451,130.00

RevCon# 1589*                             100%                         1.50%                        98.50%
                                      $454,000.00                    $6,810.00                    $447,190.00

RevCon# 1590                              100%                         1.50%                        98.50%
                                      $293,000.00                    $4,395.00                    $288,605.00

RevCon# 1591*                             100%                         1.50%                        98.50%
                                      $360,000.00                    $5,400.00                    $354,600.00

RevCon# 1592                              100%                         1.50%                        98.50%
                                      $601,000.00                    $9,015.00                    $591,985.00

RevCon# 1593                              100%                         1.50%                        98.50%
                                      $355,000.00                    $5,325.00                    $349,675.00

RevCon# 1594                              100%                         1.50%                        98.50%
                                      $175,000.00                    $2,625.00                    $172,375.00

RevCon# 1595                              100%                         1.50%                        98.50%
                                      $468,000.00                    $7,020.00                    $460,980.00

RevCon# 1596*                             100%                         1.50%                        98.50%
                                     $1,397,000.00                   $20,955.00                  $1,376,045.00

RevCon# 1597                              100%                         1.75%                        98.25%
                                      $110,000.00                    $1,925.00                    $108,075.00

RevCon# 1598                              100%                         1.75%                        98.25%
                                      $597,000.00                    $10,447.50                   $586,552.50

RevCon# 1599                              100%                         1.75%                        98.25%
                                       $90,000.00                    $1,575.00                    $88,425.00

RevCon# 1600                              100%                         1.75%                        98.25%
                                      $695,000.00                    $12,162.50                   $682,837.50

RevCon# 1601                              100%                         1.75%                        98.25%
                                       $60,000.00                    $1,050.00                    $58,950.00

*The price to dealers for RevCon# 1575 (78008HHQ6), RevCon# 1582 (78008HHX1), RevCon# 1587 (78008HJC5), RevCon# 1589 (78008HJE1), RevCon# 1591 (78008HJG6) and
RevCon# 1596 (78008HJM3) is 98.5 and the price to investors is 100; except that the price to investors with certain fee-based accounts is 99.



                         RBC Capital Markets Corporation
                               September 25, 2009

                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated October 20, 2008:
     http://idea.sec.gov/Archives/edgar/data/1000275/000121465908002315/
     0001214659-08-002315.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the Payment at Maturity of the Notes (excluding the final Coupon), assuming an Initial Share Price of $100, a Barrier Price of 60% and an initial investment of $1,000. Hypothetical Final Share Prices are shown in the first column on the left. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in the case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in the case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period. The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

                            If the closing          If the closing
                          market price of the     market price of the
                            Reference Stock         Reference Stock
                          does not fall below       falls below the
                          the Barrier Price on     Barrier Price on
                           any day during the     any day during the         Physical
                           Monitoring Period:     Monitoring Period:         Delivery
                               Payment at             Payment at            Amount as
                              Maturity as            Maturity as            Number of
     Hypothetical            Percentage of          Percentage of         Shares of the
      Final Share              Principal              Principal             Reference           Cash Delivery
         Price                   Amount                 Amount                Stock                Amount
     --------------------------------------------------------------------------------------------------------
         $200                   100.00%                 100.00%                n/a                   n/a
     --------------------------------------------------------------------------------------------------------
         $175                   100.00%                 100.00%                n/a                   n/a
     --------------------------------------------------------------------------------------------------------
         $150                   100.00%                 100.00%                n/a                   n/a
     --------------------------------------------------------------------------------------------------------
         $125                   100.00%                 100.00%                n/a                   n/a
     --------------------------------------------------------------------------------------------------------
         $100                   100.00%                 100.00%                n/a                   n/a
     --------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
          $90                   100.00%             Delivery Amount             10                  $900
     --------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
          $80                   100.00%             Delivery Amount             10                  $800
     --------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
          $70                   100.00%             Delivery Amount             10                  $700
     --------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
          $60                   100.00%             Delivery Amount             10                  $600
     --------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
        $59.50                    n/a               Delivery Amount             10                  $595
     --------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
        $50.00                    n/a               Delivery Amount             10                  $500
     --------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
        $25.00                    n/a               Delivery Amount             10                  $250
     --------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
         $0.00                    n/a               Delivery Amount             10                  $0.00
     --------------------------------------------------------------------------------------------------------


The Payments at Maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical Payments at Maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated October 20, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated October 20, 2008.

Selected Purchase Considerations

o Market Disruption Events and Adjustments --The Payment at Maturity and the Valuation Date are subject to adjustment as described in the product prospectus supplement dated October 20, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated October 20, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008HHL7 (AA): 0.28% of each stated interest payment (16.50% in total) will be treated as an interest payment and 16.22% of each stated interest payment (16.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HHM5 (ACI): 0.28% of each stated interest payment (14.00% in total) will be treated as an interest payment and 13.72% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HHN3 (ALU): 0.28% of each stated interest payment (19.50% in total) will be treated as an interest payment and 19.22% of each stated interest payment (19.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HHP8 (ATI): 0.28% of each stated interest payment (14.75% in total) will be treated as an interest payment and 14.47% of each stated interest payment (14.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HHQ6 (ATPG): 0.28% of each stated interest payment (34.00% in total) will be treated as an interest payment and 33.72% of each stated interest payment (34.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HHR4 (AUY): 0.28% of each stated interest payment (14.50% in total) will be treated as an interest payment and 14.22% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HHS2 (AXP): 0.28% of each stated interest payment (10.75% in total) will be treated as an interest payment and 10.47% of each stated interest payment (10.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HHT0 (BAC): 0.28% of each stated interest payment (17.75% in total) will be treated as an interest payment and 17.47% of each stated interest payment (17.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HHU7 (BTU): 0.28% of each stated interest payment (11.50% in total) will be treated as an interest payment and 11.22% of each stated interest payment (11.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HHV5 (C): 0.28% of each stated interest payment (21.50% in total) will be treated as an interest payment and 21.22% of each stated interest payment (21.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HHW3 (CAL): 0.28% of each stated interest payment (23.75% in total) will be treated as an interest payment and 23.47% of each stated interest payment (23.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HHX1 (DRYS): 0.28% of each stated interest payment (30.75% in total) will be treated as an interest payment and 30.47% of each stated interest payment (30.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HHY9 (ELN): 0.28% of each stated interest payment (22.00% in total) will be treated as an interest payment and 21.72% of each stated interest payment (22.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HHZ6 (F): 0.28% of each stated interest payment (15.00% in total) will be treated as an interest payment and 14.72% of each stated interest payment (15.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HJA9 (FCX): 0.28% of each stated interest payment (14.75% in total) will be treated as an interest payment and 14.47% of each stated interest payment (14.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HJB7 (FTO): 0.28% of each stated interest payment (14.50% in total) will be treated as an interest payment and 14.22% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HJC5 (HIG): 0.28% of each stated interest payment (31.00% in total) will be treated as an interest payment and 30.72% of each stated interest payment (31.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HJD3 (LNC): 0.28% of each stated interest payment (23.75% in total) will be treated as an interest payment and 23.47% of each stated interest payment (23.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HJE1 (LVS): 0.28% of each stated interest payment (30.00% in total) will be treated as an interest payment and 29.72% of each stated interest payment (30.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HJF8 (MOS): 0.28% of each stated interest payment (12.00% in total) will be treated as an interest payment and 11.72% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HJG6 (PALM): 0.28% of each stated interest payment (23.75% in total) will be treated as an interest payment and 23.47% of each stated interest payment (23.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HJH4 (PTEN): 0.28% of each stated interest payment (21.25% in total) will be treated as an interest payment and 20.97% of each stated interest payment (21.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HJJ0 (RIMM): 0.28% of each stated interest payment (11.25% in total) will be treated as an interest payment and 10.97% of each stated interest payment (11.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HJK7 (TEX): 0.28% of each stated interest payment (16.50% in total) will be treated as an interest payment and 16.22% of each stated interest payment (16.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HJL5 (WFC): 0.28% of each stated interest payment (10.00% in total) will be treated as an interest payment and 9.72% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HJM3 (X): 0.28% of each stated interest payment (20.00% in total) will be treated as an interest payment and 19.72% of each stated interest payment (20.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HJN1 (AFL): 0.64% of each stated interest payment (13.00% in total) will be treated as an interest payment and 12.36% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HJP6 (CAT): 0.64% of each stated interest payment (13.25% in total) will be treated as an interest payment and 12.61% of each stated interest payment (13.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HJQ4 (CHK): 0.64% of each stated interest payment (11.00% in total) will be treated as an interest payment and 10.36% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HJR2 (GE): 0.64% of each stated interest payment (11.75% in total) will be treated as an interest payment and 11.11% of each stated interest payment (11.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HJS0 (HIG): 0.64% of each stated interest payment (24.00% in total) will be treated as an interest payment and 23.36% of each stated interest payment (24.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Alcoa Inc. engages in the production and management of primary aluminum, fabricated aluminum, and alumina worldwide. It involves in the technology, mining, refining, smelting, fabricating, and recycling of aluminum. The company's products include precision castings, and aerospace and industrial fasteners.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03610

     o Arch Coal, Inc. engages in the production and sale of steam and metallurgical coal from surface and underground mines to power plants, steel mills, and industrial facilities in the United States. As of December 31, 2008, the company operated 20 active mines; and owned or controlled approximately 2.8 billion tons of proven and probable recoverable reserves.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13105

     o Aflac Incorporated, through its subsidiary, American Family Life Assurance Company of Columbus (Aflac), provides supplemental health and life insurance. The company offers cancer plans, general medical indemnity plans, medical/sickness riders, care plans, living benefit life plans, ordinary life insurance plans, and annuities in Japan.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07434

     o Alcatel-Lucent offers products that enable service providers, enterprises, and governments worldwide to deliver voice, data, and video communication services to end-users. The company operates in four segments: Carrier Product Group, Enterprise Product Group, Services Group, and Applications Software Group.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11130

     o Allegheny Technologies Incorporated manufactures and sells specialty metals worldwide. The company's High Performance Metals segment produces, converts, and distributes high performance alloys, including nickel- and cobalt-based alloys and super alloys; titanium and titanium-based alloys; exotic metals, such as zirconium, hafnium, niobium, nickel-titanium, and their related alloys; and other specialty alloys primarily in long product forms, such as ingot, billet, bar, shapes and rectangles, rod,

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12001

     o ATP Oil & Gas Corporation engages in the acquisition, development, and production of oil and natural gas properties in the Gulf of Mexico, the United Kingdom, and Dutch Sectors of the North Sea. As of December 31, 2008, the company had leasehold and other interests in 77 offshore blocks, 41 platforms, and 129 wells, including 22 subsea wells in the Gulf of Mexico; and interests in 10 blocks and 3 company-operated subsea wells in the North Sea. It had estimated net proved reserves of 713.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32647

     o Yamana Gold, Inc. engages in the acquisition, exploration, development, and operation of gold properties. The company also focuses on copper and silver projects. It holds gold production, gold development stage, and exploration stage properties, as well as land positions in Brazil, Argentina, Chile, Mexico, and central America. The company has seven operating mines and five development projects.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31880

     o American Express Company, a payments and travel company, provides charge and credit payment card products, and travel-related services worldwide. It operates in two groups, the Global Consumer Group and the Global Business-to-Business Group. The Global Consumer Group offers a range of products and services, including charge and credit card products, consumer travel services, and stored value products, such as Travelers Cheques and prepaid products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07657

     o Bank of America Corporation, a financial holding company, provides a range of banking and nonbanking financial services and products in the United States and internationally. Its Global Consumer and Small Business Banking segment offers savings accounts, money market savings accounts, certificate of deposits, individual retirement accounts, and checking accounts; U.S.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06523

     o Peabody Energy Corporation, through its subsidiaries, engages in the exploration, mining, and production of coal worldwide. It owns interests in 30 coal operations located in the United States and Australia, as well as owns joint venture interests in a Venezuelan mine. The company also markets, brokerages, and trades coal. It also develops mine-mouth coal-fueled generating plants; and develops Btu Conversion technologies, which are designed to convert coal to natural gas and transportation fuels.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16463

     o Citigroup Inc., a global financial services company, provides consumers, corporations, governments, and institutions with a range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, and wealth management. The company has two primary segments, Citicorp and Citi Holdings.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09924

     o Continental Airlines, Inc., an air carrier, engages in the transportation of passengers, cargo, and mail. As of December 31, 2008, the company owned or leased 350 mainline jets and 282 regional aircraft. It flew to 120 domestic and 121 international destinations, as well as offered additional connecting service through alliances with domestic and foreign carriers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10323

     o Caterpillar Inc. manufactures and sells construction and mining equipment, diesel and natural gas engines, and industrial gas turbines worldwide.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00768

     o Chesapeake Energy Corporation, an oil and natural gas exploration and production company, engages in the acquisition, exploration, and development of properties for the production of crude oil and natural gas from underground reservoirs. It also provides marketing and midstream services for natural gas and oil for other working interest owners in properties it operate.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13726

     o DryShips, Inc. engages in the ownership and operation of drybulk carriers that operate worldwide. The company's fleet carries various drybulk commodities, including coal, iron ore, grains, bauxite, phosphate, fertilizers, and steel products. As of August 10, 2009, it owned a fleet of 41 drybulk carriers comprising 7 Capesize, 29 Panamax, 2 Supramax, and 3 newbuilding drybulk vessels with a combined deadweight tonnage of approximately 3.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33922

     o Elan Corporation, plc operates as a neuroscience-based biotechnology company primarily in Ireland and the United States. It operates in two segments, Biopharmaceuticals and Elan Drug Technologies (EDT). The Biopharmaceuticals segment engages in the research, development, and commercial activities primarily in Alzheimer's disease, Parkinson's disease, multiple sclerosis, Crohn's disease, severe chronic pain, and infectious diseases.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13896

     o Ford Motor Company designs, develops, manufactures, and services cars and trucks worldwide. It operates in two sectors, Automotive and Financial Services. The Automotive sector sells vehicles under Ford, Mercury, Lincoln, and Volvo brand names. This sector markets cars, trucks, and parts through retail dealers in North America, and through distributors and dealers outside of North America.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03950

     o Freeport-McMoRan Copper & Gold Inc. engages in the exploration, mining, and production of mineral resources. It primarily focuses on copper, gold, silver, cobalt, and molybdenum deposits. The company's portfolio of assets includes the Grasberg minerals district in Indonesia; mining operations in North and South America; and the Tenke Fungurume development project in the Democratic Republic of Congo. As of December 31, 2008, its consolidated recoverable proven and probable reserves included 102.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01

     o Frontier Oil Corporation, together with its subsidiaries, engages in refining crude oil and marketing refined petroleum products. It purchases crude oil to be refined and markets the refined petroleum products, including various grades of gasoline, diesel, jet fuel, asphalt, chemicals, and petroleum coke. The company operates refineries in Cheyenne, Wyoming and El Dorado, and Kansas with a total annual average crude oil capacity of approximately 182,000 barrels per day.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07627

     o General Electric Company (GE) operates as a technology, media, and financial services company worldwide. Its Energy Infrastructure segment produces gas, steam, and aeroderivative turbines; generators; and combined cycle systems, as well as provides water treatment services and equipment.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00035

     o The Hartford Financial Services Group, Inc., through its subsidiaries, provides insurance and financial services in the United States and internationally. It engages in life, and property and casualty insurance businesses. The life insurance business comprises six segments: Retail Products Group (Retail), Retirement Plans, International and Institutional Solutions Group (Institutional), Individual Life, Group Benefits, and International.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13958

     o Lincoln National Corporation, through its subsidiaries, engages in multiple insurance and investment management businesses primarily in the United States. It sells a range of wealth protection, accumulation, and retirement income products and solutions. These products include institutional and/or retail fixed and indexed annuities, variable annuities, universal life insurance (UL), variable universal life insurance (VUL), term life insurance, mutual funds, and managed accounts.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06028

     o Las Vegas Sands Corp. and its subsidiaries develop multi-use integrated resorts worldwide. It owns and operates The Venetian Resort Hotel Casino, The Palazzo Resort Hotel Casino, and The Sands Expo and Convention Center in Las Vegas, Nevada; and the Sands Macao, The Venetian Macao Resort Hotel, and the Four Seasons Hotel Macao, Cotai Strip in Macao, the People's Republic of China.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32373

     o The Mosaic Company engages in the production and marketing of concentrated phosphate and potash crop nutrients for the agriculture industry in the United States and internationally. The company operates through three segments: Phosphates, Potash, and Offshore. The Phosphates segment produces phosphate crop nutrients for use in crop nutrients and feed phosphate for animal feed ingredients.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32327

     o Palm, Inc. provides mobile products for individual users and business customers worldwide. The company offers integrated technologies that enable people to stay connected with their family, friends, and colleagues; access and share the information; and manage their daily lives on the go. Its products include Palm Pre, Treo, and Centro smartphones, which provide a range of productivity tools and personal and entertainment applications for the consumer and business markets.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29597

     o Patterson-UTI Energy, Inc., together with its subsidiaries, provides onshore contract drilling services to independent oil and natural gas operators in North America. It provides pressure pumping services consisting of well stimulation and cementing for completion of new wells and remedial work on existing wells to oil and natural gas operators primarily in the Appalachian Basin.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-22664

     o Research In Motion Limited designs, manufactures, and markets wireless solutions for the mobile communications market worldwide.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29898

     o Terex Corporation operates as a diversified global manufacturer. The company manufactures a range of equipment for use in various industries, including the construction, infrastructure, quarrying, surface mining, shipping, transportation, refining, and utility industries. It also offers a line of financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10702

     o Wells Fargo & Company, through its subsidiaries, provides retail, commercial, and corporate banking services principally in the United States. The company operates through three segments: Community Banking, Wholesale Banking, and Wells Fargo Financial. The Community Banking segment offers deposit products, including checking accounts, savings deposits, market rate accounts, individual retirement accounts, time deposits, and debit cards.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

     o United States Steel Corporation, through its subsidiaries, engages in the production and sale of steel products primarily in North America and Europe. The company operates through three segments:
          Flat-rolled Products (Flat-rolled), U. S. Steel Europe (USSE), and Tubular Products (Tubular). The Flat-rolled Products segment offers slabs, sheets, tin mill products, and strip mill plates and rounds.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16811

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four calendar quarters of 2006, 2007, 2008, the first and second quarters of 2009, as well as for the period from July 1, 2009 through September 25, 2009. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                 Alcoa Inc (AA)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
 Start Date            Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
 ----------            ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               32.2                       28.39                      30.56
   4/1/2006          6/30/2006               36.96                      28.55                      32.36
   7/1/2006          9/29/2006               34                         26.6                       28.04
  9/30/2006         12/29/2006               31.33                      26.39                      30.01

   1/1/2007          3/30/2007               36.05                      28.09                      33.9
  3/31/2007          6/29/2007               42.9                       33.63                      40.53
  6/30/2007          9/28/2007               48.77                      30.25                      39.12
  9/29/2007         12/31/2007               40.7                       33.22                      36.55

   1/1/2008          3/31/2008               39.67                      26.69                      36.06
   4/1/2008          6/30/2008               44.77                      33.65                      35.62
   7/1/2008          9/30/2008               35.66                      20.93                      22.58
  10/1/2008         12/31/2008               22.35                       6.8                       11.26

   1/1/2009          3/31/2009               12.44                       4.97                       7.34
   4/1/2009          6/30/2009               12.38                       7.03                      10.33
   7/1/2009          9/25/2009               14.84                       8.96                      13.08


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Arch Coal Inc (ACI)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
 Start Date            Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
 ----------            ----                   ---                        ---                        ---
   1/1/2006          3/31/2006              44.15                      34.295                      37.97
   4/1/2006          6/30/2006              56.445                     37.1001                     42.37
   7/1/2006          9/29/2006              44.13                      25.88                       28.91
  9/30/2006         12/29/2006              37.03                      25.85                       30.03

   1/1/2007          3/30/2007              33.79                      27.18                       30.69
  3/31/2007          6/29/2007              42.59                      30.33                       34.8
  6/30/2007          9/28/2007              37                         27.76                       33.74
  9/29/2007         12/31/2007              45.22                      32.99                       44.93

   1/1/2008          3/31/2008              56.15                      32.98                       43.5
   4/1/2008          6/30/2008              77.4                       41.25                       75.03
   7/1/2008          9/30/2008              75.41                      27.9                        32.89
  10/1/2008         12/31/2008              32.58                      10.43                       16.29

   1/1/2009          3/31/2009              20.6291                    11.77                       13.37
   4/1/2009          6/30/2009              19.94                      12.52                       15.37
   7/1/2009          9/25/2009              24.22                      13.01                       21.86


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Aflac Inc (AFL)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
 Start Date            Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
 ----------            ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               49.4                       44.72                      45.13
   4/1/2006          6/30/2006               49.29                      44.4                       46.35
   7/1/2006          9/29/2006               46.85                      41.63                      45.76
  9/30/2006         12/29/2006               46.2                       42.5                       46

   1/1/2007          3/30/2007               49.37                      45.18                      47.06
  3/31/2007          6/29/2007               54                         47                         51.4
  6/30/2007          9/28/2007               57.44                      50.19                      57.04
  9/29/2007         12/31/2007               63.91                      55.77                      62.63

   1/1/2008          3/31/2008               67                         56.75                      64.95
   4/1/2008          6/30/2008               68.81                      62.52                      62.8
   7/1/2008          9/30/2008               68                         51.25                      58.75
  10/1/2008         12/31/2008               60.73                      29.68                      45.84

   1/1/2009          3/31/2009               46.96                      10.83                      19.36
   4/1/2009          6/30/2009               37.73                      17.25                      31.09
   7/1/2009          9/25/2009               44.07                      28.17                      40.69


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Alcatel-Lucent (ALU)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
 Start Date            Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
 ----------            ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               16.12                      12.68                      15.4
   4/1/2006          6/30/2006               16.51                      11.56                      12.61
   7/1/2006          9/29/2006               12.91                      10.63                      12.18
  9/30/2006         12/29/2006               14.49                      11.64                      14.22

   1/1/2007          3/30/2007               15.43                      11.41                      11.82
  3/31/2007          6/29/2007               14.09                      11.71                      14
  6/30/2007          9/28/2007               14.57                       8.53                      10.18
  9/29/2007         12/31/2007               10.47                       7.15                       7.32

   1/1/2008          3/31/2008                7.4                        5.08                       5.76
   4/1/2008          6/30/2008                7.67                       5.73                       6.04
   7/1/2008          9/30/2008                6.54                       3.57                       3.84
  10/1/2008         12/31/2008                4.05                       1.74                       2.15

   1/1/2009          3/31/2009                2.38                       1.09                       1.86
   4/1/2009          6/30/2009                2.93                       1.82                       2.48
   7/1/2009          9/25/2009                4.58                       2.01                       4.44


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Allegheny Technologies Inc (ATI)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
 Start Date            Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
 ----------            ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               62.25                     35.4701                     61.18
   4/1/2006          6/30/2006               87.5                      54.78                       69.24
   7/1/2006          9/29/2006               70.38                     55                          62.19
  9/30/2006         12/29/2006               98.72                     59.82                       90.68

   1/1/2007          3/30/2007              110                        85.1                       106.69
  3/31/2007          6/29/2007              119.7                      99.17                      104.88
  6/30/2007          9/28/2007              116.25                     80                         109.95
  9/29/2007         12/31/2007              115.55                     82.59                       86.4

   1/1/2008          3/31/2008               87.32                     59                          71.36
   4/1/2008          6/30/2008               85.49                     58.4                        59.28
   7/1/2008          9/30/2008               58.85                     26.6                        29.55
  10/1/2008         12/31/2008               29.74                     15                          25.53

   1/1/2009          3/31/2009               31.83                      6.92                       21.93
   4/1/2009          6/30/2009               44.09                     21.22                       34.93
   7/1/2009          9/25/2009               36.95                     25.8                        34.42


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            ATP Oil & Gas Corp (ATPG)
                                (Feb-01 - Feb-09)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
 Start Date            Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
 ----------            ----                   ---                        ---                        ---
   1/1/2006          3/31/2006              44.05                       36.05                      43.91
   4/1/2006          6/30/2006              49.7                        35.04                      41.93
   7/1/2006          9/29/2006              43.3                        35.35                      36.94
  9/30/2006         12/29/2006              47.29                       34.16                      39.57

   1/1/2007          3/30/2007              43.65                       35.15                      37.6
  3/31/2007          6/29/2007              49                          37.46                      48.64
  6/30/2007          9/28/2007              49.39                       38.44                      47.03
  9/29/2007         12/31/2007              57.58                       43.19                      50.54

   1/1/2008          3/31/2008              52.25                       28.88                      32.72
   4/1/2008          6/30/2008              47.35                       26.54                      39.47
   7/1/2008          9/30/2008              41.5                        16.16                      17.81
  10/1/2008         12/31/2008              18.72                        3.89                       5.85

   1/1/2009          3/31/2009              7.92                         2.75                       5.13
   4/1/2009          6/30/2009              10.2                         4.81                       6.96
   7/1/2009          9/25/2009              22.9899                      5.22                      17.81


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Yam ana Gold Inc (AUY)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
 Start Date            Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
 ----------            ----                   ---                        ---                        ---
   1/1/2006          3/31/2006                9.75                       6.6                        9.26
   4/1/2006          6/30/2006               12.42                       7.79                       9.86
   7/1/2006          9/29/2006               11.38                       8.75                       9.25
  9/30/2006         12/29/2006               13.81                       7.82                      13.18

   1/1/2007          3/30/2007               15.44                      11.32                      14.36
  3/31/2007          6/29/2007               15.25                      11.02                      11.12
  6/30/2007          9/28/2007               13.04                       8.4                       11.78
  9/29/2007         12/31/2007               15.88                      11.04                      12.94

   1/1/2008          3/31/2008               19.93                      13.17                      14.62
   4/1/2008          6/30/2008               16.99                      12.24                      16.54
   7/1/2008          9/30/2008               17                          7.27                       8.33
  10/1/2008         12/31/2008                8.8                        3.31                       7.72

   1/1/2009          3/31/2009                9.75                       5.8                        9.25
   4/1/2009          6/30/2009               12                          7.36                       8.84
   7/1/2009          9/25/2009               11.49                       8.22                      10.09


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            American Express Co (AXP)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
 Start Date            Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
 ----------            ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               55                         51.05                      52.55
   4/1/2006          6/30/2006               54.91                      50.92                      53.22
   7/1/2006          9/29/2006               56.19                      49.73                      56.08
  9/30/2006         12/29/2006               62.5                       55                         60.67

   1/1/2007          3/30/2007               61.9                       53.91                      56.4
  3/31/2007          6/29/2007               65.24                      55.34                      61.18
  6/30/2007          9/28/2007               65.89                      55.5                       59.37
  9/29/2007         12/31/2007               63.63                      50.37                      52.02

   1/1/2008          3/31/2008               52.32                      39.5                       43.72
   4/1/2008          6/30/2008               52.63                      37.61                      37.67
   7/1/2008          9/30/2008               42.5                       31.68                      35.43
  10/1/2008         12/31/2008               35.8                       16.55                      18.55

   1/1/2009          3/31/2009               21.38                       9.71                      13.63
   4/1/2009          6/30/2009               28.45                      13.08                      23.24
   7/1/2009          9/25/2009               33.07                      22                         33.07


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Bank of America Corp (BAC)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
 Start Date            Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
 ----------            ----                   ---                        ---                        ---
   1/1/2006          3/31/2006              47.24                       42.75                      45.54
   4/1/2006          6/30/2006              50.5                        45.26                      48.1
   7/1/2006          9/29/2006              54                          47.59                      53.57
  9/30/2006         12/29/2006              55.08                       51.32                      53.39

   1/1/2007          3/30/2007              54.21                       48.36                      51.02
  3/31/2007          6/29/2007              52.2                        48.55                      48.89
  6/30/2007          9/28/2007              52.78                       46.52                      50.27
  9/29/2007         12/31/2007              52.96                       40.61                      41.26

   1/1/2008          3/31/2008              45.08                       33.12                      37.91
   4/1/2008          6/30/2008              41.8641                     22.44                      23.87
   7/1/2008          9/30/2008              39.5                        18.44                      35
  10/1/2008         12/31/2008              38.5                        10.01                      14.08

   1/1/2009          3/31/2009              14.81                        2.53                       6.82
   4/1/2009          6/30/2009              15.07                        6.44                      13.2
   7/1/2009          9/25/2009              18.25                       11.27                      16.6


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Peabody Energy Corp (BTU)
                                (May-01 - May-09)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
 Start Date            Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
 ----------            ----                   ---                        ---                        ---
   1/1/2006          3/31/2006              49.185                     38.6056                    47.1955
   4/1/2006          6/30/2006              71.4252                    43.8251                    52.195
   7/1/2006          9/29/2006              56.0804                    30.8395                    34.4347
  9/30/2006         12/29/2006              45.4916                    31.8787                    37.8332

   1/1/2007          3/30/2007              41.756                     33.8916                    37.674
  3/31/2007          6/29/2007              52.2044                    37.4119                    45.295
  6/30/2007          9/28/2007              47.7385                    35.9701                    44.8175
  9/29/2007         12/31/2007              62.55                      44.4898                    61.64

   1/1/2008          3/31/2008              63.97                      42.05                      51
   4/1/2008          6/30/2008              88.69                      49.38                      88.05
   7/1/2008          9/30/2008              88.39                      39.06                      45
  10/1/2008         12/31/2008              43.99                      16                         22.75

   1/1/2009          3/31/2009              30.95                      20.17                      25.04
   4/1/2009          6/30/2009              37.44                      23.56                      30.16
   7/1/2009          9/25/2009              41.54                      27.19                      36.74


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Citigroup Inc (C)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
 Start Date            Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
 ----------            ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               49.58                      44.81                      47.23
   4/1/2006          6/30/2006               50.72                      47.15                      48.25
   7/1/2006          9/29/2006               50.35                      46.22                      49.67
  9/30/2006         12/29/2006               57                         48.83                      55.7

   1/1/2007          3/30/2007               56.28                      48.05                      51.34
  3/31/2007          6/29/2007               55.55                      50.41                      51.29
  6/30/2007          9/28/2007               52.97                      44.66                      46.67
  9/29/2007         12/31/2007               48.95                      28.8                       29.44

   1/1/2008          3/31/2008               29.89                      17.99                      21.42
   4/1/2008          6/30/2008               27.35                      16.58                      16.76
   7/1/2008          9/30/2008               22.53                      12.85                      20.51
  10/1/2008         12/31/2008               23.5                        3.05                       6.71

   1/1/2009          3/31/2009                7.585                      0.97                       2.53
   4/1/2009          6/30/2009                4.48                       2.43                       2.97
   7/1/2009          9/25/2009                5.43                       2.55                       4.38


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Continental Airlines Inc (CAL)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
 Start Date            Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
 ----------            ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               28.9                       16.74                      26.9
   4/1/2006          6/30/2006               31.03                      22.51                      29.8
   7/1/2006          9/29/2006               32.04                      22.03                      28.31
  9/30/2006         12/29/2006               46.29                      28.56                      41.25

   1/1/2007          3/30/2007               52.4                       35.22                      36.39
  3/31/2007          6/29/2007               44.1                       32                         33.87
  6/30/2007          9/28/2007               38.79                      26.21                      33.03
  9/29/2007         12/31/2007               37.79                      21.59                      22.25

   1/1/2008          3/31/2008               31.25                      17.19                      19.23
   4/1/2008          6/30/2008               23.42                       9.7                       10.11
   7/1/2008          9/30/2008               21.4                        5.91                      16.68
  10/1/2008         12/31/2008               20.89                       9.49                      18.06

   1/1/2009          3/31/2009               21.83                       6.37                       8.81
   4/1/2009          6/30/2009               15.758                      7.86                       8.86
   7/1/2009          9/25/2009               17.55                       8.76                      16.81


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Caterpillar Inc (CAT)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
 Start Date            Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
 ----------            ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               77.21                      57.05                      71.81
   4/1/2006          6/30/2006               82.03                      64.41                      74.48
   7/1/2006          9/29/2006               75.43                      62.09                      65.8
  9/30/2006         12/29/2006               70.92                      58.82                      61.33

   1/1/2007          3/30/2007               68.43                      57.98                      67.03
  3/31/2007          6/29/2007               82.89                      65.86                      78.3
  6/30/2007          9/28/2007               87                         70.59                      78.43
  9/29/2007         12/31/2007               82.74                      67                         72.56

   1/1/2008          3/31/2008               78.63                      59.6                       78.29
   4/1/2008          6/30/2008               85.96                      72.56                      73.82
   7/1/2008          9/30/2008               75.87                      58.11                      59.6
  10/1/2008         12/31/2008               59.03                      31.95                      44.67

   1/1/2009          3/31/2009               47.12                      21.71                      27.96
   4/1/2009          6/30/2009               40.96                      27.44                      33.04
   7/1/2009          9/25/2009               54.71                      30.01                      51.2


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Chesapeake Energy Corp (CHK)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
 Start Date            Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
 ----------            ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               35.57                      27.75                      31.41
   4/1/2006          6/30/2006               33.79                      26.81                      30.25
   7/1/2006          9/29/2006               33.76                      28.06                      28.98
  9/30/2006         12/29/2006               34.27                      27.9                       29.05

   1/1/2007          3/30/2007               31.83                      27.27                      30.88
  3/31/2007          6/29/2007               37.75                      30.88                      34.6
  6/30/2007          9/28/2007               37.55                      31.38                      35.26
  9/29/2007         12/31/2007               41.19                      34.9                       39.2

   1/1/2008          3/31/2008               49.87                      34.42                      46.15
   4/1/2008          6/30/2008               68.1                       45.25                      65.96
   7/1/2008          9/30/2008               74                         31.15                      35.86
  10/1/2008         12/31/2008               35.46                       9.84                      16.17

   1/1/2009          3/31/2009               20.13                      13.27                      17.06
   4/1/2009          6/30/2009               24.66                      16.43                      19.83
   7/1/2009          9/25/2009               29.49                      16.92                      27.53


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               DryShips Inc (DRYS)
                                (Feb-05 - Feb-09)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
 Start Date            Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
 ----------            ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               13.84                       9.9                      10.58
   4/1/2006          6/30/2006               11.25                       8.5                      10.79
   7/1/2006          9/29/2006               14.89                      10.28                     13.4
  9/30/2006         12/29/2006               18.06                      12.63                     18.01

   1/1/2007          3/30/2007               23.67                      16.85                     22.53
  3/31/2007          6/29/2007               44.75                      22.66                     43.38
  6/30/2007          9/28/2007               93.37                      43.51                     90.8401
  9/29/2007         12/31/2007              131.34                      69.616                    77.4

   1/1/2008          3/31/2008               88.49                      48.21                     59.91
   4/1/2008          6/30/2008              116.43                      58.64                     80.18
   7/1/2008          9/30/2008               81.49                      30.52                     35.49
  10/1/2008         12/31/2008               38.87                       3.04                     10.66

   1/1/2009          3/31/2009               17.35                       2.72                      5.09
   4/1/2009          6/30/2009               11.48                       4.35                      5.78
   7/1/2009          9/25/2009                7.99                       4.9                       6.36


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Elan Corp PLC (ELN)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
 Start Date            Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
 ----------            ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               16.83                      11.88                      14.44
   4/1/2006          6/30/2006               19.42                      14.06                      16.7
   7/1/2006          9/29/2006               16.85                      13.14                      15.6
  9/30/2006         12/29/2006               16.15                      13.8                       14.75

   1/1/2007          3/30/2007               15.1                       11.7                       13.29
  3/31/2007          6/29/2007               22.4                       13.31                      21.93
  6/30/2007          9/28/2007               23.11                      16.37                      21.04
  9/29/2007         12/31/2007               24.9                       20.9                       21.98

   1/1/2008          3/31/2008               26.88                      17.82                      20.86
   4/1/2008          6/30/2008               36                         20.53                      35.55
   7/1/2008          9/30/2008               37.45                       9.55                      10.67
  10/1/2008         12/31/2008               11.53                       4.99                       6

   1/1/2009          3/31/2009                9.13                       4.85                       6.64
   4/1/2009          6/30/2009                8.58                       5.41                       6.37
   7/1/2009          9/25/2009                8.59                       6.44                       7.2


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Ford Motor Co (F)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
 Start Date            Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
 ----------            ----                   ---                        ---                        ---
   1/1/2006          3/31/2006                8.96                       7.39                       7.96
   4/1/2006          6/30/2006                8.05                       6.17                       6.93
   7/1/2006          9/29/2006                9.48                       6.06                       8.09
  9/30/2006         12/29/2006                9.19                       6.85                       7.51

   1/1/2007          3/30/2007                8.97                       7.43                       7.89
  3/31/2007          6/29/2007                9.7                        7.67                       9.42
  6/30/2007          9/28/2007                9.64                       7.49                       8.49
  9/29/2007         12/31/2007                9.24                       6.65                       6.73

   1/1/2008          3/31/2008                6.94                       4.95                       5.72
   4/1/2008          6/30/2008                8.79                       4.46                       4.81
   7/1/2008          9/30/2008                6.33                       4.17                       5.2
  10/1/2008         12/31/2008                4.95                       1.01                       2.29

   1/1/2009          3/31/2009                2.99                       1.5                        2.63
   4/1/2009          6/30/2009                6.54                       2.4                        6.07
   7/1/2009          9/25/2009                8.86                       5.24                       7.29


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Freeport-McMoRan Copper & Gold (FCX)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
 Start Date            Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
 ----------            ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               65                         47.11                      59.77
   4/1/2006          6/30/2006               72.2                       43.1                       55.41
   7/1/2006          9/29/2006               62.29                      47.58                      53.26
  9/30/2006         12/29/2006               63.7                       47.6                       55.73

   1/1/2007          3/30/2007               67.19                      48.85                      66.19
  3/31/2007          6/29/2007               85.5                       65.62                      82.82
  6/30/2007          9/28/2007              110.6                       67.07                     104.89
  9/29/2007         12/31/2007              120.2                       85.71                     102.44

   1/1/2008          3/31/2008              107.37                      68.96                      96.22
   4/1/2008          6/30/2008              127.24                      93                        117.19
   7/1/2008          9/30/2008              117.11                      51.21                      56.85
  10/1/2008         12/31/2008               56.75                      15.7                       24.44

   1/1/2009          3/31/2009               43.45                      21.16                      38.11
   4/1/2009          6/30/2009               61.55                      36.6                       50.11
   7/1/2009          9/25/2009               73.43                      43.19                      66.69


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Frontier Oil Corp (FTO)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
 Start Date            Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
 ----------            ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               30.98                      18.99                      29.675
   4/1/2006          6/30/2006               33.1                       23.75                      32.4
   7/1/2006          9/29/2006               37.8                       24.33                      26.58
  9/30/2006         12/29/2006               33                         24                         28.74

   1/1/2007          3/30/2007               33.75                      25.47                      32.64
  3/31/2007          6/29/2007               45.75                      31.95                      43.77
  6/30/2007          9/28/2007               49.1                       31.61                      41.64
  9/29/2007         12/31/2007               49.13                      39.54                      40.58

   1/1/2008          3/31/2008               41                         25.22                      27.26
   4/1/2008          6/30/2008               33                         23.03                      23.91
   7/1/2008          9/30/2008               24.26                      16.49                      18.42
  10/1/2008         12/31/2008               18.38                       7.51                      12.63

   1/1/2009          3/31/2009               16.84                      11.8                       12.79
   4/1/2009          6/30/2009               18.4                       12.09                      13.11
   7/1/2009          9/25/2009               15.15                      12                         13.87


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            General Electric Co (GE)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
 Start Date            Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
 ----------            ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               35.63                     32.21                       34.78
   4/1/2006          6/30/2006               35.24                     32.78                       32.96
   7/1/2006          9/29/2006               35.65                     32.06                       35.3
  9/30/2006         12/29/2006               38.49                     34.62                       37.21

   1/1/2007          3/30/2007               38.28                     33.9                        35.36
  3/31/2007          6/29/2007               39.77                     34.55                       38.28
  6/30/2007          9/28/2007               42.07                     36.2                        41.4
  9/29/2007         12/31/2007               42.15                     36.07                       37.07

   1/1/2008          3/31/2008               37.742                    31.65                       37.01
   4/1/2008          6/30/2008               38.52                     26.15                       26.69
   7/1/2008          9/30/2008               30.39                     22.16                       25.5
  10/1/2008         12/31/2008               25.75                     12.58                       16.2

   1/1/2009          3/31/2009               17.24                      5.7279                     10.11
   4/1/2009          6/30/2009               14.55                      9.8                        11.72
   7/1/2009          9/25/2009               17.52                     10.5                        16.37


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                  Hartford Financial Services Group, Inc. (HIG)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
 Start Date            Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
 ----------            ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               89.49                     79.24                       80.55
   4/1/2006          6/30/2006               94.03                     80.14                       84.6
   7/1/2006          9/29/2006               88.51                     79.55                       86.75
  9/30/2006         12/29/2006               93.75                     83.78                       93.31

   1/1/2007          3/30/2007               97.95                     90.3                        95.58
  3/31/2007          6/29/2007              106.23                     94.8733                     98.51
  6/30/2007          9/28/2007              100.56                     83                          92.55
  9/29/2007         12/31/2007               99.21                     86.35                       87.19

   1/1/2008          3/31/2008               87.88                     63.98                       75.77
   4/1/2008          6/30/2008               79.88                     64.4                        64.57
   7/1/2008          9/30/2008               72.29                     31.26                       40.99
  10/1/2008         12/31/2008               40.01                     4.16                        16.42

   1/1/2009          3/31/2009               19.91                      3.33                        7.85
   4/1/2009          6/30/2009               18.87                      7.16                       11.87
   7/1/2009          9/25/2009               28.69                     10                          25.84


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Lincoln National Corp (LNC)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
 Start Date            Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
 ----------            ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               57.97                      52                         54.59
   4/1/2006          6/30/2006               60.52                      54.3                       56.44
   7/1/2006          9/29/2006               63.47                      53.94                      62.08
  9/30/2006         12/29/2006               66.72                      61.74                      66.4

   1/1/2007          3/30/2007               71.18                      64.29                      67.79
  3/31/2007          6/29/2007               74.72                      66.9                       70.95
  6/30/2007          9/28/2007               72.28                      54.4                       65.97
  9/29/2007         12/31/2007               70.66                      55.842                     58.22

   1/1/2008          3/31/2008               58.11                      45.5                       52
   4/1/2008          6/30/2008               56.8                       45.18                      45.32
   7/1/2008          9/30/2008               59.99                      39.83                      42.81
  10/1/2008         12/31/2008               45.5                        4.76                      18.84

   1/1/2009          3/31/2009               25.59                       4.9                        6.69
   4/1/2009          6/30/2009               19.99                       5.52                      17.21
   7/1/2009          9/25/2009               27.82                      14.34                      24.11


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Las Vegas Sands Corp (LVS)
                                (Dec-04 - Dec-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
 Start Date            Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
 ----------            ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               58.03                      38.44                      56.66
   4/1/2006          6/30/2006               78.9                       54.68                      77.86
   7/1/2006          9/29/2006               77.86                      57.6801                    68.35
  9/30/2006         12/29/2006               97.25                      66.06                      89.48

   1/1/2007          3/30/2007              109.45                      81                         86.61
  3/31/2007          6/29/2007               91.93                      71.24                      76.39
  6/30/2007          9/28/2007              142.75                      75.56                     133.42
  9/29/2007         12/31/2007              148.76                     102.5                      103.05

   1/1/2008          3/31/2008              105.38                      70                         73.64
   4/1/2008          6/30/2008               83.13                      45.3                       47.44
   7/1/2008          9/30/2008               59.17                      30.56                      36.11
  10/1/2008         12/31/2008               37                          2.89                       5.93

   1/1/2009          3/31/2009                9.15                       1.38                       3.01
   4/1/2009          6/30/2009               11.84                       3.08                       7.86
   7/1/2009          9/25/2009               20.73                       6.32                      17.6


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            The Mosaic Company (MOS)
                                (Oct-04 - Oct-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
 Start Date            Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
 ----------            ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               17.14                      13.78                      14.35
   4/1/2006          6/30/2006               17.28                      13.31                      15.65
   7/1/2006          9/29/2006               17.13                      14.03                      16.9
  9/30/2006         12/29/2006               23.54                      16.2                       21.36

   1/1/2007          3/30/2007               28.84                      19.49                      26.66
  3/31/2007          6/29/2007               41                         26.44                      39.02
  6/30/2007          9/28/2007               54.83                      32.5                       53.52
  9/29/2007         12/31/2007               97.6                       48.72                      94.34

   1/1/2008          3/31/2008              119.78                      71                        102.6
   4/1/2008          6/30/2008              163.25                      95                        144.7
   7/1/2008          9/30/2008              146.92                      62.21                      68.02
  10/1/2008         12/31/2008               71.5                       21.94                      34.6

   1/1/2009          3/31/2009               49.78                      31.17                      41.98
   4/1/2009          6/30/2009               59.34                      37.08                      44.3
   7/1/2009          9/25/2009               55.73                      39.39                      49.21


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Palm Inc (PALM)
                                (Mar-00 - Mar-09)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
 Start Date            Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
 ----------            ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               23.32                      16                         23.16
   4/1/2006          6/30/2006               24.91                      15.98                      16.1
   7/1/2006          9/29/2006               16.55                      13.88                      14.56
  9/30/2006         12/29/2006               16.84                      13.41                      14.09

   1/1/2007          3/30/2007               19.5                       13.54                      18.13
  3/31/2007          6/29/2007               18.58                      15.45                      16.0199
  6/30/2007          9/28/2007               17.25                      13.52                      16.27
  9/29/2007         12/31/2007               19.23                       5.24                       6.34

   1/1/2008          3/31/2008                7.06                       4.21                       5
   4/1/2008          6/30/2008                7.36                       4.96                       5.39
   7/1/2008          9/30/2008                8.94                       5                          5.97
  10/1/2008         12/31/2008                6.5                        1.14                       3.07

   1/1/2009          3/31/2009                9.51                       3.0201                     8.59
   4/1/2009          6/30/2009               16.74                       8.4                       16.58
   7/1/2009          9/25/2009               18.09                      12.36                      16.37


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Patterson-UTI Energy Inc (PTEN)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
 Start Date            Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
 ----------            ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               38.49                      25.61                      31.96
   4/1/2006          6/30/2006               35.65                      25.24                      28.31
   7/1/2006          9/29/2006               29.11                      21.84                      23.76
  9/30/2006         12/29/2006               28.21                      20.81                      23.23

   1/1/2007          3/30/2007               24.89                      21.13                      22.44
  3/31/2007          6/29/2007               27.66                      22.17                      26.21
  6/30/2007          9/28/2007               26.48                      20.79                      22.57
  9/29/2007         12/31/2007               23.22                      18.44                      19.52

   1/1/2008          3/31/2008               26.38                      17.4                       26.18
   4/1/2008          6/30/2008               36.4                       25.71                      36.13
   7/1/2008          9/30/2008               37.45                      17.85                      20.02
  10/1/2008         12/31/2008               19.64                       8.64                      11.51

   1/1/2009          3/31/2009               13.5                        7.49                       8.96
   4/1/2009          6/30/2009               15.95                       8.56                      12.86
   7/1/2009          9/25/2009               15.9801                    11.38                      14.16


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Research In Motion Ltd (RIMM)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
 Start Date            Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
 ----------            ----                   ---                        ---                        ---
   1/1/2006          3/31/2006              30.1767                    20.95                      28.2933
   4/1/2006          6/30/2006              29.37                      20.3433                    23.2567
   7/1/2006          9/29/2006              34.8333                    20.7067                    34.2167
  9/30/2006         12/29/2006              47.5533                    32.9167                    42.5933

   1/1/2007          3/30/2007              49.0167                    39.9167                    45.4967
  3/31/2007          6/29/2007              66.86                      42.9333                    66.6633
  6/30/2007          9/28/2007             100.98                      61.54                      98.55
  9/29/2007         12/31/2007             137.01                      95.02                     113.4

   1/1/2008          3/31/2008             118.35                      80.2                      112.23
   4/1/2008          6/30/2008             148.13                     111.9                      116.9
   7/1/2008          9/30/2008             135                         60.03                      68.3
  10/1/2008         12/31/2008              68.23                      35.09                      40.58

   1/1/2009          3/31/2009              60.47                      35.05                      43.11
   4/1/2009          6/30/2009              86                         42.76                      71.09
   7/1/2009          9/25/2009              88.08                      63.36                      68.91


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Terex Corp (TEX)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
 Start Date            Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
 ----------            ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               40.825                     29.575                     39.62
   4/1/2006          6/30/2006               51.57                      37.55                      49.35
   7/1/2006          9/29/2006               50.89                      37.69                      45.22
  9/30/2006         12/29/2006               66.52                      45.11                      64.58

   1/1/2007          3/30/2007               73.25                      54.75                      71.76
  3/31/2007          6/29/2007               86.99                      70.6                       81.3
  6/30/2007          9/28/2007               96.94                      66.24                      89.02
  9/29/2007         12/31/2007               90.75                      56.2                       65.57

   1/1/2008          3/31/2008               72.15                      46.5                       62.5
   4/1/2008          6/30/2008               76.25                      50.46                      51.37
   7/1/2008          9/30/2008               54.97                      28.22                      30.52
  10/1/2008         12/31/2008               30.44                       8.97                      17.32

   1/1/2009          3/31/2009               21.11                       7.34                       9.25
   4/1/2009          6/30/2009               17.92                       8.9                       12.07
   7/1/2009          9/25/2009               20.56                      10.24                      19.74


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Wells Fargo & Co (WFC)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
 Start Date            Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
 ----------            ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               32.755                     30.31                      31.935
   4/1/2006          6/30/2006               34.855                     31.9                       33.54
   7/1/2006          9/29/2006               36.89                      33.355                     36.18
  9/30/2006         12/29/2006               36.99                      34.9                       35.56

   1/1/2007          3/30/2007               36.64                      33.01                      34.43
  3/31/2007          6/29/2007               36.49                      33.93                      35.17
  6/30/2007          9/28/2007               37.99                      32.66                      35.62
  9/29/2007         12/31/2007               37.78                      29.29                      30.19

   1/1/2008          3/31/2008               34.56                      24.38                      29.1
   4/1/2008          6/30/2008               32.4                       23.46                      23.75
   7/1/2008          9/30/2008               44.675                     20.46                      37.53
  10/1/2008         12/31/2008               38.95                      19.89                      29.48

   1/1/2009          3/31/2009               30.47                       7.8                       14.24
   4/1/2009          6/30/2009               28.45                      13.65                      24.26
   7/1/2009          9/25/2009               29.56                      22.08                      28.19


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          United States Steel Corp (X)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
 Start Date            Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
 ----------            ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               64.47                      48.05                      60.68
   4/1/2006          6/30/2006               77.77                      56.15                      70.12
   7/1/2006          9/29/2006               70.66                      53.63                      57.68
  9/30/2006         12/29/2006               79.01                      54.18                      73.14

   1/1/2007          3/30/2007              101.6                       68.83                      99.17
  3/31/2007          6/29/2007              127.26                      99.07                     108.75
  6/30/2007          9/28/2007              116.37                      74.41                     105.94
  9/29/2007         12/31/2007              121.12                      85.05                     120.91

   1/1/2008          3/31/2008              128.3                       91.11                     126.87
   4/1/2008          6/30/2008              196                        122                        184.78
   7/1/2008          9/30/2008              182.79                      68.62                      77.61
  10/1/2008         12/31/2008               77.92                      20.71                      37.2

   1/1/2009          3/31/2009               41.47                      16.66                      21.13
   4/1/2009          6/30/2009               43.15                      20.17                      35.74
   7/1/2009          9/25/2009               51.65                      29.35                      46.63


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about September 30, 2009, which is the fourth (3rd ) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated October 20, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $13,981,000




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                               September 25, 2009